BYLAWS

                                       OF

                             CATALINA CAPITAL CORP.

                            (A Delaware Corporation)

                                    ARTICLE I

                                     Offices


         1.01 Principal Office. The principal office of this Corporation (hereinafter, the "Company") shall be selected by the Board of Directors from time to time and may be within or without the State of Delaware.

         1.02 Other Offices. The Company may have such other offices, within or without the State of Delaware, as the Board of Directors may, from time to time, determine.

         1.03 Registered Office. The registered office of the Company required by the General Corporation Law of Delaware to be maintained in Delaware may be, but need not be, identical with the principal office if in Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

         1.04  Repeal  of   Inconsistent   Provisions.   All  prior  bylaws  and
resolutions of the Board of Directors are repealed to the extent in conflict with the provisions of these ByLaws.


                                   ARTICLE II

                         Stock and the Transfer Thereof

         2.01 Stock Certificates. The shares of the Company's capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant S ecretary of the Company, and sealed with the seal of the Company, or a facsimile thereof. If certificates are signed by a transfer agent, acting on behalf of the Company, and a registrar, the signatures of the officers of the Company may be facsimile. In case any officer who has signed (by real or facsimile signature) shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer on the date of its issue.

         Each certificate representing shares shall state upon the face thereof:

                  (a) that the Company is organized under the laws of the State of Delaware;

                  (b) the name of the person to whom issued;

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                  (c) the number, class and series (if any) of shares which such certificate represents; and

                  (d) the par value, if any, of the shares represented by such certificate, or a statement that the shares have no par value.

                  If any class or series of shares is subject to special powers, designations, preferences or relative, participating or other special rights, then such (together with all qualifications, limitations or restrictions of such preferences or rights) shall be set forth in full or summarized on the certificate representing such class or series. However, in lieu of such requirement, the certificate may state that the Company will furnish, without charge, to the registered holder of the shares represented by such certificate who so requests a statement setting forth such information in full.

                  Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II.

                  No certificate shall be issued for any share until such share is fully paid, as defined in the Certificate of Incorporation.

         2.02 Consideration for Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Company for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Company, or as permitted in the certificate of Incorporation. Future services shall not constitute payment or part payment for shares of the Company.

         2.03 Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require, and/or furnish to the Company a bond in such sum as it may direct, as indemnity against any claim that may be made against the Company. Except as hereinabove in this section pro-

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vided, no new certificate or  certificates  evidencing  shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are issued, shall be surrendered for cancellation.

         2.04 Registered Holder as Owner. The Company shall be entitled to treat the holder of record of any share of stock as the owner thereof entitled to receive dividends and to vote such shares, and accordingly shall not be bound to recognize any equitable or any other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by a valid proxy or by the laws of the State of Delaware.

         2.05 Returned Certificates. All certificates for shares changed or returned to the Company for transfer shall be marked by the Secretary
"Cancelled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

         2.06 Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate. Each such transfer of stock shall be entered on the stock book of the Company.

         2.07 Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. Any powers or duties with respect to the transfer and registration of certificates may be delegated to the transfer agent and registrar.


                                   ARTICLE III

                        Shareholders and Meetings Thereof

         3.01. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be determined by resolution of the Board of Directors, but if such day be a holiday, then on the first business day thereafter which is not a holiday; provided, however, that the Board of Directors may, by resolution, postpone such meeting for a period of time not in excess of sixty (60) days. The place of the annual meeting shall be the principal office of the Company or such other place within or without the State of Delaware as the Board of

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Directors may determine.

         3.02 Special Meetings. Special meetings of the shareholders may be called by the President, a Vice President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Special meetings shall be held at the principal office of the Company, unless the Board of Directors determines otherwise.

         3.03 Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not loss than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record in the manner above provided. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting. The notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

         3.04 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the company may provide that the stock transfer books shall be closed for a stated period not to exceed in any case sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the rating is given (as defined in Article 9 hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment. The record date for determining shareholders entitled to consent to corporate actions without a meeting shall be fixed as provided in Section 3.12.

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         3.05  Voting  List.  The  officer or agent  having  charge of the stock transfer books for shares of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Company, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         3.06 Quorum. A quorum at any meeting of the shareholders shall consist of one-third (1/3) of the shares entitled to vote represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders. If less than one-third (1/3) of the shares entitled to vote be represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time to the same place without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         3.07 Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

         3.08 Voting of Shares. Each outstanding share shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders.

         3.09 Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the Company in a fiduciary capacity, nor shares held by another Company if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation, do-

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mestic or foreign,  may be voted by such officer,  agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such Company may determine.

         Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.

         3.10 Chairman. The Chairman of the Board of Directors of the Company, if there is one, or in his absence, the President, shall act as chairman at all meetings of shareholders.

         3.11 Shareholder Voting. Voting at any shareholders meeting shall be oral or by show of hands; provided, however, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.

         3.12 Informal Action by Shareholders; Record Date. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of shares of every class and series entitled to vote with respect to the subject matter thereof. Each written consent shall bear the date of every shareholder's signature, and no written consent will be effective unless written consents, signed by a sufficient number of shareholders to take action, are delivered to the Company within sixty (60) days of the date of the earliest such consent. Such consent shall have the same force and effect as a vote of the shareholders, and may be stated as such in any document filed with the Secretary of State of Delaware under the General Corporation Law of Delaware. Prompt notice of such action by written consent of less than all shareholders entitled to vote shall be given to all shareholders who have not consented in writing to the action taken.

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         The record  date for  determining  shareholders  entitled to consent to corporate actions in writing without a meeting (the "Consent record date") shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date was adopted; however, if no consent record date is fixed and prior action by the Board of Directors is required for the consent to be validly taken, the consent record date shall be at the close of business on the day the Board of Directors is required, then the consent record date shall be the first date on which a properly signed and dated consent setting forth the action taken or proposed to be taken is delivered as required above.

         3.13 Annual Report. The President of the Company shall prepare an annual report which will set forth a statement of affairs of the Company as of the end of its last fiscal year, including a balance sheet and an income statement, and present it at the Annual Meeting of Shareholders. Failure to prepare or present an annual report shall not affect the validity of any shareholder meeting. No such report need be prepared or presented for any fiscal year in which the Company was inactive.


                                   ARTICLE IV

                         Directors, Powers and Meetings

         4.01 General Powers. The business and affairs of the Company shall be managed by its Board of Directors, except as otherwise provided in the General Corporation Law of Delaware or the Certificate of Incorporation.

         4.02 Number, Tenure and Qualifications. The Company's Board of Directors shall consist of not less than one (1) and not more than seven (7) Directors, as resolved from time to time by the Board of Directors. If such number is not so fixed, the Company shall have three (3) Directors. Directors shall be elected at each Annual Meeting of Shareholders. Each Director shall hold office until the next Annual Meeting of Shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Delaware or shareholders of the Company. Directors shall be removable in the manner provided by the General Corporation Law of Delaware. Directors shall be elected by plurality vote.

         4.03 Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term

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of his  predecessor  in office.  Any  directorship  to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a Director so chosen shall hold office for the term specified in Paragraph 4.02 of this Article.

         4.04 Removal of Directors. Any Director may be removed only in the manner provided in the Company's Certificate of Incorporation, as amended, and if no such provision appears therein: any Director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who are entitled to vote for the election of Directors, present at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Board of Directors as provided hereinafter.

         4.05 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this ByLaw immediately after and at the same place as the Annual Meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         4.06 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board, or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         4.07 Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Company's records.

         4.08 Notice. Notice of any special meeting shall be given at least four
(4) days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by notice given at least two (2) days prior to the meeting, in

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person or by any means  specified  in Section  9.01(b) or (c).  Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         4.09 Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         4.10 Compensation. By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at a meeting; a fixed sum for attendance at each meeting; or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

         4.11 Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         4.12 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors, may designate two (2) or more Directors to constitute an Executive Committee, which may exercise all of the authority of the Board of Directors in the management of the Company, during the period of time between meetings of the Board of Directors; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         4.13 Action by Directors Without Meeting. Any action required to be taken at a meeting of the Directors of the Company or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Paragraph if it is executed in counterparts, in

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which event all of such counterparts,  when taken together, shall constitute one and the same consent.

         4.14 Chairman of the Board. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present. He shall, subject to the direction of the Board of Directors, have general supervision over the affairs of the Company, and shall, from time to time, consult and advise with the President in the direction and management of the Company's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         4.15 Bank Accounts, etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Company at any bank or trust company or banking institution in which the Company may maintain an account or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

         4.16 Inspection of Records. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties, of the Company and of its subsidiaries. Such inspection may be made personally or by an agent and includes the right to make copies and extracts.


                                    ARTICLE V

                               Officers and Agents

         5.01 General. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Company shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

         5.02 Election and Term of Office. The officers of the

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Company shall be elected by the Board of Directors annually at the first meeting of the board held after each Annual Meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: Until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

         5.03 Removal. Any officer or agent may be removed by the Board of Directors or by the Executive Committee whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         5.04 Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

         5.05 President. The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Company and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Company written instruments appointing a proxy or proxies to represent the Company, at all meetings of the stockholders of any other Company in which the Company shall hold any stock. He may, on behalf of the Company, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Company and may execute written consent and other instruments and power incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The President shall have custody of the Treasurer's bond, if any.

         5.06 Vice Presidents. The Vice Presidents shall assist the President and shall perform such duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice President designated by the Board of Directors or (if there be no such designation) designated in writing by the President shall have the powers and perform the duties of the President. If no such designation shall be made all Vice Presidents may exercise such powers and perform such duties.

         5.07 Secretary. The Secretary shall: (a) Keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors;
(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) Be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (d) Keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Company's transfer agent or registrar; (e) Sign with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) Have general charge of the stock transfer books of the Company, unless the Company has a transfer agent; and (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

         5.08 Treasurer. The Treasurer shall be the principal financial officer of the Company and shall have the care and custody of all funds, securities, evidence of indebtedness and other personal property of the Company and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Company of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Company a bond in such sums, and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Company of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

         The Treasurer shall also be the principal accounting officer of the Company. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Company and the results of its operations.

                                   ARTICLE VI

                                 Indemnification

         Every Director, Officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee, or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Certificate of Incorporation, as it may be amended.


                                   ARTICLE VII

                                  Miscellaneous

         7.01 Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the funds of the Company, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash, property, or shares of the Company.

         7.02 Benefit Programs. Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the interest of the Company, at the expense of the Company, and to amend or revoke any plan so adopted.

         7.03 Seal. The corporate seal of the Company shall be circular in form and shall contain the name of the Company and the words "Seal, Delaware".

         7.04 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Company. Any such adoption of or change in a fiscal year shall not constitute or require an amendment to these Bylaws.


                                  ARTICLE VIII

                              Amendments To Bylaws

         These Bylaws may be amended or repealed in the manner provided for in the Certificate of Incorporation, or if none is there provided: by majority vote of the Board of Directors, taken at any meeting or by written consent, subject to the shareholders' right to change or repeal any Bylaws so made. Bylaws amendments may be proposed by any Director.

                                   ARTICLE IX

                                    Notices

         9.01 Giving of Notice. Except as otherwise provided by the General Corporation Law of Delaware, these Bylaws, the Company's Certificate of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively, "Notice") to or from the Company from or to a Director, Officer or shareholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established overnight air courier service, such as Federal Express, Emery, Airborne or UPS, (c) sent by telegraph, tested telex or other tested facsimile transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, or (e) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are prepaid. Notice shall be given to an addressee's most recent address as it appears on the Company's records. A Notice shall be deemed "given" when dispatched for delivery, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these Bylaws.

         9.02 Waiver of Notice. Any Notice required by the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any meeting shall be waived by attendance (if a shareholders' meeting, in person or by proxy) at the meeting. A waiver of Notice of a special meeting of shareholders shall state the purpose for which the meeting was called or the business to be transacted thereat.

         APPROVED AND ADOPTED as of the 27th day of April, 1990.




                                        /s/ John J. Micek III
                                        ----------------------------------------
                                        John J. Micek III


                                        /s/ Donald P. McGahan
                                        ----------------------------------------
                                        Donald P. McGahan


                                        /s/ Frank L. Kramer
                                        ----------------------------------------
                                        Frank L. Kramer

                                    EXHIBIT A

                      SERIES D CONVERTIBLE PREFERRED STOCK

         WHEREAS, the Articles of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof; and

         WHEREAS, the Corporation desires to establish and designate the Series D Convertible Preferred Stock of the Corporation;

         NOW, THEREFORE, be it resolved that there shall be one series of Preferred Stock of the Corporation designated "Series D Convertible Preferred Stock." The number of shares of Series D Convertible Preferred Stock shall be 4,800,000. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series D Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Dividend Provisions. The holders of outstanding shares of Series D Convertible Preferred Stock described herein shall not be entitled to receive any fixed dividends.

         2. Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series D Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $.25 plus any accrued and unpaid dividends. If the assets and funds to be distributed among the holders of the Series D Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series D Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series D Convertible Preferred Stock held by them. After payment has been made to the holders of the Series D Convertible Preferred Stock, the holders of the Common Stock shall be entitled to share ratably in the remaining assets on the basis of the number of shares of Common Stock held by them at the time of such liquidation.

                  (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

         3.  Conversion.   The  Series  D  Convertible   Preferred  Stock  shall
automatically be converted into Common Stock upon the following terms and conditions (the "Conversion Rights"):

                  (a) Incidents Causing Conversion.

                           (i) Automatic  Conversion.  During the three (3) year
period commencing January 1, 1993, all of the shares of Series D Convertible Preferred Stock may be converted into shares of Common Stock in accordance with paragraphs 3(b) and 3(c) hereof, at such time or times as the holders of the Series D Convertible Preferred Stock elect; provided that if any shares of the Series D Convertible Preferred Stock are called for redemption, the conversion rights will terminate at the close of business on the Redemption Date (30 days after the written notice is provided).

                  (b) Mechanics of Conversion. The applicable conversion shall occur effective upon the election of the holder of the Series D Convertible Preferred Stock; provided, however, that the election to convert must occur before the earlier of January 1, 1996, or the redemption date. The holder of the shares of Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his Convertible Preferred Stock into Common Stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

                  (c) Conversion Ratio. Each share of Series D Convertible Preferred Stock will be converted into one (1) fully paid and nonassessable share of Common Stock (except as adjusted pursuant to paragraph 3(d) below).

                  (d) Adjustment of Conversion Rate.

                           (i) Stock Splits; Stock Dividends. If the Corporation
shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series D Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

                           (ii) Adjustments for  Combinations,  Etc. In case the
outstanding shares of Common Stock be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                  (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

                  (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series D Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (g) Notices. Any notice required to be given to holders of shares of Series D Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

         4. Voting Rights. Each share of Series D Convertible Preferred Stock shall entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series D Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

         5. Redemption Provisions. Commencing on January 1, 1993, any shares of Series D Convertible Preferred Stock which have not been converted into Common Stock may be redeemed by the Corporation upon the payment of $.3125 per share to the holder thereof after giving 30 days written notice.

         6. Status of Converted or Reacquired Stock. In case any shares of Series D Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, or redeemed pursuant to Section 5 hereof, the shares so converted or redeemed shall cease to be a part of the authorized capital stock of the Corporation.

         7. Registration Rights. If the holders of at least seventy-five percent (75%) of the Series D Convertible Preferred Stock agree to convert their shares of Series D Convertible Preferred Stock into Common Stock, the Corporation shall use its best efforts to file a registration statement with the Securities and Exchange Commission on the later of July 1, 1994, or the date on which the holders of at 75% of the Series D Convertible Preferred Stock have agreed to convert their shares of Series D Convertible Preferred Stock for Common Stock. The registration statement will cover the shares of Common Stock which may be acquired upon the conversion of the Series D Convertible Preferred Stock.

                               AMENDMENT NO. 1 TO

                   BYLAWS OF INSTANT VIDEO TECHNOLOGIES, INC.

                     (Formerly Named Catalina Capital Corp.)


         The following amendments to the Bylaws of Instant Video Technologies, Inc. (the "Corporation"), were adopted by the Board of Directors on April 5, 1993.

         Section 4.02 of the Corporation's Bylaws was amended to read as follows:

                  4.02 Number, Tenure and Qualifications. The Company's Board of Directors shall consist of five (5) Directors. Directors shall be elected at each Annual Meeting of Shareholders. Each Director shall hold office until the next Annual Meeting of Shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Delaware or shareholders of the Company. Directors shall be removable in the manner provided by the General Corporation Law of Delaware. Directors shall be elected by plurality vote.

         Section 5.01 of the Corporation's Bylaws was amended to read as follows:

                  5.01 General. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, or assistant officers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Company shall be fixed by the Board of Directors. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

         I hereby certify that the foregoing amendments to the Bylaws of the Corporation were duly adopted by the Board of Directors on the 5th day of April, 1993.


                                        /s/ Wayne K. Van Dyck
                                        ----------------------------------------
                                        Wayne K. Van Dyck, Secretary

                               State of Delaware

                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                                  P.O. BOX 898
                             DOVER, DELAWARE 19903


PAGE 1 OF 1                                                          922335016

9059237                                                              09/03/1992
WILLS & SAWYER PROFESSIONAL CORPORATION
SUITE 400, KITTREDGE BUILDING
511 SIXTEENTH STREET
DENVER              CO 80202
ATTN: MEG BECK

--------------------------------------------------------------------------------
                              DESCRIPTION                       AMOUNT
--------------------------------------------------------------------------------

INSTANT VIDEO TECHNOLOGIES, INC.
22290-21  AMENDMENT


                                       FILING FEE                30.00
                       RECEIVING AND INDEXING FEE                50.00
              CERTIFICATION AND MISCELLANEOUS FEE                20.00
                                                               -------
                                    TOTAL CHARGES               100.00
                         PAYMENT - CHECK NO. 6127               100.00
                                                               -------
                                   TOTAL PAYMENTS               100.00
                                      BALANCE DUE                  .00


INSTANT VIDEO TECHNOLOGIES, INC.
22290-21  AMENDMENT

          NEW CASTLE COUNTY RECORDING
                                    SURCHARGE FEE                 6.00
                                     PER PAGE FEE                18.00
                                                               -------
                                    TOTAL CHARGES                24.00
                         PAYMENT - CHECK NO. 6127                24.00
                                                               -------
                                   TOTAL PAYMENTS                24.00
                                      BALANCE DUE                  .00